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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

     Date of report (Date of earliest event reported) February 28, 2000
                                                     (February 23, 2000)



                 INTERSTATE NATIONAL DEALER SERVICES, INC.
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            (Exact Name of Registrant as Specified in Charter)



           Delaware             1-12938          11-3078398
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(State or Other Jurisdiction  (Commission        (IRS Employer
  of Incorporation)            File Number)      Identification No.)




  333 Earle Ovington Boulevard, Mitchel Field, New York 11553
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   (Address of Principal Executive Offices)(Zip Code)


Registrant's telephone number, including area code (516) 228-8600

                               Not Applicable
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       (Former Name or Former Address, if Changed Since Last Report)



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Item 5.     Other Events.

     By covering letter dated February 16, 2000, Steven J. Kumble, Chairman of Lincolnshire Management, Inc. ("Lincolnshire"), sent a letter addressed to the Board of Directors of Interstate National Dealer Services, Inc. (the "Company") and to Chester J. Luby, Cindy H. Luby and Joan S. Luby (collectively, the "Luby Shareholders"). The letter, which Mr. Kumble calls an "offer," proposes that an affiliate of Lincolnshire acquire all of the outstanding common stock of the Company for a price of $9.00 per share. The proposed transaction, among other conditions, requires the participation of the Luby Shareholders. Prior to sending this letter, Mr. Kumble did not obtain concurrence or agreement of the Luby Shareholders to participate in such a transaction.

     After sending his letter, on February 23, 2000, Mr. Kumble (together with Lincolnshire and another affiliate) filed a Schedule 13D with the Securities and Exchange Commission disclosing that Mr. Kumble had purchased 30,000 shares of the Company's common stock (or 0.64% of the outstanding shares) and further disclosing the purported "offer."

     While the Company's Board of Directors has been giving appropriate review to the proposal received from Mr. Kumble, taking into account all of the circumstances, the Company has responded to Mr. Kumble's letter by questioning the bona fide nature of the "offer."



                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:     Feburary 28, 2000


                         INTERSTATE NATIONAL DEALER
                               SERVICES, INC.

                         By:  /s/ Chester J. Luby
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                             Chester J. Luby
                             Chairman and Chief Executive Officer